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                                 [EYETECH LOGO]


FOR IMMEDIATE RELEASE

Contacts:  Eyetech Pharmaceuticals, Inc.                  Pfizer Inc
           Karin Hehenberger M.D., Ph.D.                  Daniel Watts
           Office: (212) 824-3176                         Office: (212) 733-3835
           Fax : (212) 824-3240
           Email : karin.hehenberger@eyetech.com
           www.eyetech.com

     Eyetech/Pfizer Announce FDA Acceptance of the New Drug Application for
                    Macugen(TM)(pegaptanib sodium injection)

 The First Investigational Anti-VEGF Therapy for Neovascular Age-Related Macular
                      Degeneration Granted Priority Review

NEW YORK, August 17, 2004-- Eyetech Pharmaceuticals, Inc. (Nasdaq: EYET) and Pfizer Inc (NYSE: PFE) today announced that their complete New Drug Application
(NDA) for Macugen(TM) (pegaptanib sodium injection) has been accepted by the U.S. Food and Drug Administration (FDA). The acceptance of the NDA satisfied a milestone provision in our collaboration agreement for a further license fee payment from Pfizer to Eyetech of $10 million. Eyetech and Pfizer are partnering to develop and market Macugen, a treatment for neovascular age-related macular degeneration, the leading cause of severe vision loss in patients older than 50 years of age in the developed world.

As part of the Macugen NDA filing, Eyetech and Pfizer requested and have now been granted Priority Review designation from the FDA. Based on the Priority Review designation, the FDA has six months from the submission date, to take action on the NDA filing. The companies submitted the final portion of the NDA, the chemistry, manufacturing and controls (CMC) component, on June 17, under the FDA's Fast Track

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Eyetech/Pfizer Announce FDA Acceptance of the New Drug Application for
Macugen(TM)(pegaptanib sodium injection)
Page 2 of 3

designation. The FDA and its Dermatologic and Ophthalmic Drugs Advisory Committee will review Macugen on August 27, 2004.

Macugen is a pegylated anti-VEGF aptamer, which binds to and thus inhibits the activity of vascular endothelial growth factor (VEGF). VEGF is a protein that plays a critical role in angiogenesis (the formation of new blood vessels) and increased permeability (leakage from blood vessels), two of the primary pathological processes responsible for the vision loss associated with neovascular AMD.


About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of neovascular age-related macular degeneration, a phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.


About Pfizer Inc

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for humans and animals in many of the world's best- known consumer brands. For more information about Pfizer, please see http://www.pfizer.com.


About Pfizer Ophthalmics

Pfizer Ophthalmics, a division of Pfizer Inc, is dedicated to preserving sight and preventing blindness in patients with ocular diseases.

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Eyetech/Pfizer Announce FDA Acceptance of the New Drug Application for
Macugen(TM)(pegaptanib sodium injection)
Page 3 of 3

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: new information arising out of the preliminary clinical trial results, our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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SOURCE:  Eyetech Pharmaceuticals, Inc.; Pfizer Inc